UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): January 29, 2004

___________________

MOCON, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7500 Boone Avenue North
Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370
(Company's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets

        On January 30, 2004 MOCON, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of the acquisition of Paul Lippke Handels-GmbH Prozess- und Laborsysteme, a German company (“Paul Lippke”). The purchase price paid by the Company was EUR 625,000, which will be subject to adjustment based on the closing net worth of Paul Lippke. In addition, the Company will be obligated to make three future “earnout” payments to the former parent of Paul Lippke, the amount of each of which will be based on the net profits of Paul Lippke in each of the years 2004, 2005 and 2006, but each such payment will be at least EUR 100,000.

        The acquisition was consummated in accordance with the terms of a Share Purchase Agreement between Ahlström Capital Oy and the Company dated December 19, 2003, as amended by a Transfer Deed dated January 29, 2004 and the foregoing summary of the acquisition is qualified in its entirety by the agreement and transfer deed. Copies of the Share Purchase Agreement and Transfer Deed are attached hereto as Exhibits 2.1 and 2.2, respectively, and each is incorporated herein by reference. The acquisition was funded out of the working capital of the Company.

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company has determined that it is not practicable to provide the required historical financial statements of Paul Lippke at this time. The Company will file the required historical financial statements of Paul Lippke under a Form 8-K/A as soon as practicable, but no later than April 13, 2004.

(b)	Pro-Forma Financial Information.

The Company has determined that it is not practicable to provide the required pro forma financial information regarding the acquisition of Paul Lippke at this time. The Company will file the required pro forma financial information under a Form 8-K/A as soon as practicable, but no later than April 13, 2004.

(c)	Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of December 19, 2003 by and between Ahlström Capital Oy and MOCON, Inc.

2.2	Transfer Deed dated as of January 29, 2004 by and between Ahlström Capital Oy and MOCON, Inc.

99.1	Press Release issued January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.
Date: February 3, 2004	By: /s/ Robert L. Demorest
Robert L. Demorest Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
2.1	Share Purchase Agreement, dated as of December 19, 2003 by and between Ahlström Capital Oy and MOCON, Inc.	Filed herewith
2.2	Transfer Deed dated as of January 29, 2004 by and between Ahlström Capital Oy and MOCON, Inc.	Filed herewith
99.1	Press Release issued January 30, 2004	Filed herewith